Exhibit 10.1

NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT (“this Amendment”) dated as of May 31, 2005, but actually executed on June 6, 2005, is entered into by ALABAMA NATIONAL BANCORPORATION, a Delaware corporation (the “Borrower”) and AMSOUTH BANK, an Alabama banking corporation and formerly known as AmSouth Bank of Alabama (the “Lender”).

Recitals

A. The Borrower and the Lender have entered into a Credit Agreement dated as of December 29, 1995 as amended by a First Amendment thereto dated as of January 20, 1997, a Second Amendment thereto dated as of January 19, 1998, a Third Amendment thereto dated as of May 31, 1999, a Fourth Amendment thereto dated as of May 31, 2000, a Fifth Amendment thereto dated as of May 31, 2001, a Sixth Amendment thereto dated as of May 31, 2002, a Seventh Amendment thereto dated as of May 31, 2003 and an Eighth Amendment thereto dated as of May 31, 2004 (as so amended, the “Agreement”).

B. The Borrower and the Lender now desire to further amend the Agreement by making the changes set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the recitals and the mutual obligations and covenants contained herein, the Borrower and the Lender hereby agree as follows:

1. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings attributed thereto in the Agreement.

2. The defined term “Facility Termination Date” set forth in Article I of the Agreement is hereby further amended to read, in its entirety, as follows:

“Facility Termination Date” means May 30, 2006, as such date may be extended from time to time pursuant to Section 2.5 or accelerated pursuant to Section 7.2.

3. The defined term “LIBOR-Based Rate” set forth in Article I of the Agreement is hereby amended to read, in its entirety, as follows:

“LIBOR-Based Rate” means a rate per annum equal to the LIBOR Quote plus 65 basis points.

4. The defined term “Maximum Credit Amount” set forth in Article I of the Agreement is hereby amended to read, in its entirety, as follows:

“Maximum Credit Amount” means $10,000,000.

5. The defined term “Quarterly Payment Date” shall be added to Article I of the Agreement to read, in its entirety, as follows:

“Quarterly Payment Date” shall mean the first day of each successive January, April, July, and October in each year.

6. The reference in Section 2.1 of the Agreement to the figure “$30,000,000” is hereby amended to read “$10,000,000”.

7. Section 2.7 of the Agreement is hereby deleted in its entirety.

8. Article 2 of the Agreement is hereby amended to add thereto the following Section 2.7:

SECTION 2.7 Quarterly Availability Fee. The Borrower shall pay to the Lender an availability fee (the “Availability Fee”) computed at the rate of one-tenth of one percent (10 basis points) per annum times the daily average unused portion of the Loan. Anything contained in this Agreement to the contrary notwithstanding, for purposes of calculating the Availability Fee payable by the Borrower pursuant to this Section 2.7, the “unused portion of the Loan” as of any date of determination shall be an amount equal to (i) the Maximum Credit Amount minus (ii) the outstanding principal amount of the Loan as of such date. The Availability Fee shall be payable in arrears on each Quarterly Payment Date in each year, commencing July 1, 2005, and on the Facility Termination Date or the date of any earlier termination of this Agreement. The Availability Fee shall be computed on an Actual/360 Day Basis.

9. Exhibit D to the Agreement shall be amended in its entirety and replaced with Revised Exhibit D attached hereto and made a part hereof.

10. Notwithstanding the execution of this Amendment, all of the indebtedness evidenced by the Note shall remain in full force and effect, as modified hereby; and nothing contained in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge, terminate or otherwise affect or impair in any manner whatsoever (a) the validity or enforceability of the indebtedness evidenced by the Note; (b) the liability of any maker, endorser, surety, guarantor or other person that may now or hereafter be liable under or on account of the Note or the Agreement or the Credit Documents; or (c) any security or other instrument now or hereafter held by the Lender as security for or as evidence of any of the above-described indebtedness.

11. All references in the Credit Documents to “Credit Agreement” shall refer to the Agreement as amended by this Amendment, and as the Agreement may be further amended from time to time.

12. The Borrower certifies that the organizational documents of the Borrower have not been amended since May 31, 1999.

13. The Borrower hereby represents and warrants to the Lender that all representations and warranties contained in the Agreement are true and correct as of the date hereof (except representations and warranties that are expressly limited to an earlier date); and the Borrower hereby certifies that no Event of Default nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

14. Except as hereby amended, the Agreement shall remain in full force and effect as written. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. The covenants and agreements contained in this Amendment shall apply to and inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15. Nothing contained herein shall be construed as a waiver, acknowledgment or consent to any breach of or Event of Default under the Agreement and the Credit Documents not specifically mentioned herein, and the consents granted herein are effective only in the specific instance and for the purposes for which given.

16. This Amendment shall be governed by the laws of the State of Alabama.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be executed and delivered by their duly authorized corporate officers as of the day and year first above written but actually on the date set forth below their signature.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ William E. Matthews, V
Its Executive Vice President and CFO

June 6, 2005

AMSOUTH BANK

By:	/s/ John M. Kettig
Its Senior Vice President

June 6, 2005

REVISED

EXHIBIT D

Subsidiaries Stock Information

Subsidiary	Certificate No.	No. of Shares	Issued To	Date
1. Alabama Exchange Bank	C285 C284 C283 C281	3,134 16,006 21 102	Borrower Borrower Borrower Borrower	5/07/93 5/07/93 1/15/91 12/17/90

2. Bank of Dadeville	445	4,000	Borrower	6/12/90

3. First Gulf Bank, National Association	004	25,000	Borrower	3/18/05

4. Citizens and Peoples Bank, National Association	3	25,000	Borrower	9/2/97

5. First American Bank	781	20,000	Borrower	11/30/97

6. Public Bank	365	231,550	Borrower	5/29/98

7. Community Bank of Naples, National Association	001	1,000,000	Borrower	12/31/98

8. Georgia State Bank	2	453,912	Borrower	10/02/98

9. Millennium Bank	2	100	Borrower	7/9/03

10. Indian River National Bank	1019	220,683	Borrower	3/01/04

11. CypressCoquina Bank	1	725,142	Borrower	9/27/04

D-1